UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 2, 2011

Pacira Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

5 Sylvan Way, Suite 125

Parsippany, New Jersey 07054

(Address of principal executive offices, including zip code)

(973) 254-3560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2011, Carl Gordon, Ph.D resigned from the Board of Directors (the “Board”) and audit committee of Pacira Pharmaceuticals, Inc. (the “Company”) effective June 2, 2011. Mr. Gordon’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 2, 2011, the Board increased the authorized number of directors from seven to eight and elected Laura Brege as a Class I director of the Company and Paul Hastings as a Class II director of the Company, in each case effective June 2, 2011. The Board determined that Ms. Brege and Mr. Hastings each qualify as an independent director under the rules of the U.S. Securities and Exchange Commission and the NASDQ Global Market. Ms. Brege will serve as the chairman of the audit committee and Mr. Hastings will serve on the audit committee and as the chairman of the compensation committee.

Ms. Brege and Mr. Hastings will each be compensated for service as a director in accordance with the Company’s standard director compensation program which, as of June 2, 2011, provides for (i) an annual cash retainer of $35,000 for board service, with an additional $25,000 for the chairman, (ii) $7,500 for service on the audit or compensation committee, with an additional $7,500 for the chairman, and (iii) an initial grant of an option for 15,000 shares of the Company’s common stock (effective June 2, 2011) and an annual grant of an option for 5,000 shares of the Company’s common stock for non-employee directors (effective as of the date of each annual meeting of stockholders). In addition, on June 2, 2011 the Company entered into its standard indemnification agreement with Ms. Brege and Mr. Hastings. The Company’s Form of Indemnification Agreement was filed as Exhibit 10.32 to Amendment No. 3 to Form S-1 filed on January 13, 2011.

There is no understanding or arrangement between either of Ms. Brege or Mr. Hastings and any other person pursuant to which they were selected as a director. There are no family relationships or related party transactions involving either Ms. Brege or Mr. Hastings and the Company.

Item 7.01	Regulation FD Disclosure

On June 2, 2011, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (1)

99.1	Press Release dated June 2, 2011.

(1)	Incorporated by reference to the Company’s Amendment No. 3 to Form S-1 filed on January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Dated: June 3, 2011	By:	/s/ James Scibetta

James Scibetta
Chief Financial Officer